Calculation of Filing Fee Tables
S-8
EXPAND ENERGY Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	180,643	$ 85.48	$ 15,441,363.64	0.0001531	$ 2,364.07
2	Equity	Common Stock, par value $0.01 per share	Other	492,551	$ 85.48	$ 42,103,259.48	0.0001531	$ 6,446.01
Total Offering Amounts:						$ 57,544,623.12		$ 8,810.08
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 8,810.08
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of Common Stock, par value $0.001 per share ("Common Stock"), of Expand Energy Corporation (the "Registrant") that become issuable under the Southwestern Energy Company 2013 Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar corporate transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. The proposed maximum offering price per unit is estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum price per unit and the maximum aggregate offering price are based upon the average of the high and low prices reported in the consolidated reporting system for the Common Stock as reported on the Nasdaq Global Select Market on October 15, 2024, which date is within five business days prior to the filing of this Registration Statement.

[2]	Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Southwestern Energy Company 2022 Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar corporate transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. The proposed maximum offering price per unit is estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum price per unit and the maximum aggregate offering price are based upon the average of the high and low prices reported in the consolidated reporting system for the Common Stock as reported on the Nasdaq Global Select Market on October 15, 2024, which date is within five business days prior to the filing of this Registration Statement.